UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

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PUTNAM VARIABLE TRUST

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We Need Your Vote

Please vote today on a matter affecting your investment in Putnam VT Sustainable Leaders Fund.

Your prompt response to this proxy statement is important.

Voting now can help save costs.

Voting Options

See enclosed voting card for instructions.

A message from the President and Chair

Putnam VT Sustainable Leaders Fund

A few minutes of your time now can help save time and expenses later.

Dear Fellow Shareholder:

We are asking for your vote on an important matter affecting your investment in Putnam VT Sustainable Leaders Fund. This fund will hold a special shareholder meeting on September 30, 2026 in Boston, Massachusetts, to decide the proposal below. We are asking you — and all shareholders — to consider and vote on this important matter.

You may vote conveniently by:

• Visiting the website listed on the proxy card.

• Calling by telephone, using the toll-free number listed on the proxy card.

• Mailing the enclosed proxy card — be sure to sign, date, and return the card in the enclosed postage-paid envelope.

Of course, you are also welcome to attend the special shareholder meeting on September 30, 2026, and vote your shares in person on the proposal:

Approving a change to your fund’s sub-classification under the Investment Company Act of 1940, as amended, from “diversified” to “non-diversified.”

You are being asked to approve a change in your fund’s sub-classification under the Investment Company Act of 1940, as amended (the “1940 Act”), from “diversified” to “non-diversified.” In order to meet the requirements of the fund’s current diversification classification, the fund currently must limit purchases of certain companies, even if Putnam Investment Management, LLC (the “Investment Manager” or “Putnam Management”) finds them to be attractive investment opportunities. As a non-diversified fund, your fund would have greater flexibility to invest more of its assets in the securities of fewer issuers than it currently does as a diversified fund. The fund would be exposed to non-diversification risk, as its ability to invest more of its assets in the securities of fewer issuers would increase its vulnerability to factors affecting a single investment. If shareholders approve this change, the fund’s fundamental investment policies regarding diversification of investments will be changed to reflect that the fund is non-diversified.

If the proposed change in your fund’s sub-classification to “non-diversified” is approved, the fund is expected to be repositioned as a large-cap core equity fund, and will undergo the following changes:

•	The fund will change from a “diversified” to a “non-diversified” fund.

•	The fund’s name will change to “Putnam VT Focused U.S. Research Fund.”

•

The fund will make changes to its investment strategy, consistent with its repositioning as a large-cap core equity fund, and the fund will no longer focus on companies that the Investment Manager believes exhibit a commitment to financially material sustainable business practices.

While shareholder approval is not required for the changes to the fund’s name and certain of the investment strategies contemplated by the repositioning, because the repositioned fund, as part of its new investment strategies, intends to operate as a “non-diversified” fund (thereby requiring a change in its sub-classification under the 1940 Act from “diversified” to “non-diversified”), the Proposal must be approved for the repositioned fund to be able to execute its new investment strategies. Therefore, the repositioning will not occur if the Proposal is not approved. If shareholders do not approve the proposed change in your fund’s sub-classification, the Investment Manager may consider other options for the fund, including abandoning the repositioning and/or other structural changes to the fund. Some of these options may require shareholder approval for implementation.

We recommend that you vote to change your fund’s sub-classification under the 1940 Act from “diversified” to “non-diversified.”

Please vote today.

We encourage you to sign and return your proxy card today or, alternatively, to vote online or by telephone using the voting control number that appears on your proxy card. Delaying your vote will increase fund expenses if further mailings are required. Your shares will be voted on your behalf exactly as you have instructed. If you sign the proxy card without specifying your vote, your shares will be voted in accordance with the Trustees’ recommendation.

Your vote is extremely important. If you have questions, please call toll-free 1-800-829-6551 or contact your financial professional.

We appreciate your participation and prompt response, and thank you for investing in the Putnam funds.

Sincerely yours,

Robert L. Reynolds

President

The Putnam Funds

Barbara M. Baumann

Chair

Board of Trustees

The Putnam Funds

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PROXY CARD ENCLOSED

If you have any questions, please call toll-free 1-800-829-6551 or call your financial professional.

Important Notice Regarding the Availability of Proxy Materials for the Special Shareholder Meeting to be Held on September 30, 2026.

The proxy statement is available at https://vote.proxyonline.com/franklin/docs.

Notice of a Special Meeting of Shareholders

To the Shareholders of Putnam VT Sustainable Leaders Fund

This is the formal agenda for your fund’s special shareholder meeting. It tells you the proposal that will be voted on and the time and place of the special meeting, in case you wish to attend in person.

A special meeting of Shareholders of your fund will be held on September 30, 2026 at 11:00 a.m., Eastern Time, at the principal offices of the fund, 100 Federal Street, Boston, Massachusetts 02110, to consider the following proposal:

Approving a change to your fund’s sub-classification under the Investment Company Act of 1940, as amended, from “diversified” to “non-diversified.”

If the proposal is approved, the fund is expected to be repositioned as a large-cap core equity fund without a focus on companies that the Investment Manager believes exhibit a commitment to financially material sustainable business practices, with changes to the fund’s name, investment policy and investment strategy.

By Michael J. Higgins, Clerk, and by the Trustees

Barbara M. Baumann, Chair

Liaquat Ahamed

Jonathan de St. Paer

Katinka Domotorffy

Catharine Bond Hill

Gregory G. McGreevey

Jennifer Williams Murphy

Marie Pillai

Warren Lowell Putnam

Robert L. Reynolds

Manoj P. Singh

Mona K. Sutphen

Kenneth Yutaka Tanji

Jane E. Trust

In order for you to be represented at your fund’s shareholder meeting, we urge you to record your voting instructions over the Internet or by telephone or to mark, sign, date, and mail the enclosed proxy card in the postage-paid envelope provided.

August 20, 2026

i

Proxy Statement

This document gives you the information you need to vote on the proposal (the “Proposal”). Much of the information is required under rules of the Securities and Exchange Commission (the “SEC”); some of it is technical. If there is anything you don’t understand, please call toll-free 1-800-829-6551, or call your financial professional.

▶ Who is asking for your vote?

The enclosed proxy is solicited by the Trustees of Putnam VT Sustainable Leaders Fund for use at the fund’s special meeting of shareholders on September 30, 2026 (the “Special Meeting”) and, if the meeting is adjourned, at any later sessions, for the purpose of approving a change to your fund’s sub-classification under the Investment Company Act of 1940, as amended (the “1940 Act”), from “diversified” to “non-diversified.” The Notice of a Special Meeting of Shareholders, the proxy card and this proxy statement are being mailed beginning on or about August 20, 2026.

▶ How do your fund’s Trustees recommend that shareholders vote on the Proposal?

The Trustees unanimously recommend that you vote FOR the Proposal.

▶ Who is eligible to vote?

Shareholders of record of the fund at the close of business on August 10, 2026 (the “Record Date”) are entitled to be present and to vote at the meeting or, if it is adjourned, at any later sessions.

The number of shares of the fund outstanding on the Record Date is shown on page 16. Each share is entitled to one vote, with fractional shares voting proportionately.

Shares represented by your duly executed proxy card will be voted in accordance with your instructions. If you sign and return the proxy card but don’t fill in a vote, your shares will be voted in accordance with the Trustees’ recommendation. If any other business properly comes before your fund’s Special Meeting, your shares will be voted at the discretion of the persons designated on the proxy card.

PROPOSAL: APPROVING A CHANGE TO YOUR FUND’S SUB-CLASSIFICATION UNDER THE 1940 ACT FROM “DIVERSIFIED” TO “NON-DIVERSIFIED”

▶ What is this Proposal?

The Trustees are recommending approval of a change to your fund’s sub-classification under the 1940 Act from “diversified” to “non-diversified.” As a non-diversified fund, the fund would have greater flexibility to invest more of its assets in the securities of fewer issuers than it would as a diversified fund.

The fund is currently sub-classified as a “diversified” fund under the 1940 Act. As a diversified fund, the fund is generally limited as to the size of its investment in any single issuer. The 1940 Act requires that to qualify as a “diversified” fund, a fund may not, with respect to at least 75% of the value of its total assets, invest in securities of any issuer if, immediately after the investment, more than 5% of the total assets of the fund (taken at current value) would be invested in the securities of that issuer or the fund would hold more than 10% of the outstanding voting securities of the issuer. (These percentage limitations do not apply to cash or cash items (including receivables), securities issued by investment companies, or any “Government security.” A Government security is any security issued or guaranteed as to principal or interest by the United States, or by a person controlled or supervised by and acting as an instrumentality of the government of the United States pursuant to authority granted by the Congress of the United States, or any certificate of deposit for any of the foregoing.) The remaining 25% of a fund’s total assets is not subject to this restriction. This means that, with respect to the remaining 25% of a fund’s total assets, a diversified fund may invest more than 5% of its total assets in the securities of one issuer and may hold more than 10% of an issuer’s outstanding voting securities. These 1940 Act requirements do not apply to an investment company that is non-diversified. As a result, compared with a non-diversified fund, a diversified fund would be generally expected to have lesser exposures to individual portfolio securities.

The change to the fund’s sub-classification under the 1940 Act from diversified to non-diversified is being proposed in connection with the repositioning of the fund, as described below. If the Proposal is approved, the fund will be repositioned as a large-cap core equity fund with a more focused investment strategy that could build relatively large positions in the securities in which the fund’s portfolio managers have the highest conviction. The repositioned fund would no longer be a sustainability-focused fund. Shareholders may benefit from the flexibility afforded to non-diversified funds to make additional investments in certain issuers. However, as a non-diversified fund, the fund would be exposed to non-diversification risk, as its ability to invest more of its assets in the securities of fewer issuers would increase its vulnerability to factors affecting a single investment; therefore, the fund may be more exposed to the risks of loss and volatility than a fund that invests more broadly.

The Trustees, subject to shareholder approval, have approved the proposed change to the fund’s sub-classification from a diversified fund to a non-diversified fund. In recommending that shareholders approve this change, the Trustees considered the Investment Manager’s representation that this change would allow it to more effectively manage the fund in the best interests of the fund’s shareholders following its repositioning, including because it would allow the fund to invest more of its assets in the securities of fewer issuers. The Trustees observed the Investment Manager’s view that the repositioning would place the fund in a more commercially relevant product category and equip the fund’s investment team with a wider opportunity set (due in part to the removal of the fund’s sustainability focus) to potentially drive more consistent long-term performance and that the proposed change in diversification status was integral to executing the repositioned fund’s more focused investment approach.

Under the 1940 Act, shareholder approval is required to permit the fund to change its sub-classification from diversified to non-diversified. Assuming shareholder approval, the proposed change in the fund’s sub-classification will take effect on October 5, 2026 (or, if shareholder approval is obtained after October 5, 2026, the first day of the month following shareholder approval) (the “Effective Date”), along with the repositioning.

To implement this change, the fund’s fundamental investment policies regarding diversification of investments will be restated. By way of background, the 1940 Act requires registered investment companies like the fund to have fundamental investment policies governing specified investment practices, including with respect to diversification. Fundamental investment policies can be changed only by a shareholder vote.

Currently, the fund has two fundamental investment policies regarding diversification, which are intended to largely track the 1940 Act requirements for diversified funds, with certain permitted differences discussed below, and which, like the 1940 Act requirements, apply with respect to 75% of the fund’s total assets. Because the fund avails itself of favorable tax treatment as a “regulated investment company” under applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the fund is also subject to comparable diversification requirements under the Code, but only with respect to 50% of its total assets. If shareholders approve the fund becoming non-diversified, the 1940 Act diversification requirements will no longer apply to the fund, and the fund’s fundamental investment policies regarding diversification will be restated so that they would apply only with respect to 50% of the fund’s total assets (consistent with the Code requirements). The restated policies will allow the fund to take advantage of the additional flexibility it will have as a non-diversified fund under the 1940 Act to invest more of its assets in the securities of fewer issuers.

One of the fund’s current fundamental investment policies regarding diversification prohibits it, with respect to 75% of its total assets, from acquiring more than 10% of the outstanding voting securities of any issuer. This current fundamental investment policy is more restrictive than required by the Code for regulated investment companies, whether diversified or non-diversified under the 1940 Act, and more restrictive than required by the 1940 Act, because it does not exclude Government securities or securities of other investment companies, as permitted by the applicable provisions of the Code and the 1940 Act. The revised fundamental investment policy for the fund would exclude these investments from the general requirement. The proposed change would permit the fund greater flexibility to invest in certain U.S. government securities and in the securities of other investment companies without limiting its right to exercise voting power with respect to those securities.

The current and proposed fundamental investment policies are set forth below (deleted language is in strike-through text and new language is in bold text):

Current Fundamental Investment Policy	Proposed Fundamental Investment Policy

[The fund may not and will not]:	[The fund may not and will not]:

1. With respect to 75% of its total assets, invest in securities of any issuer if, immediately after such investment, more than 5% of the total assets of the Fund (taken at current value) would be invested in the securities of such issuer; provided that this limitation does not apply to obligations issued or guaranteed as to interest or principal by the U.S. government or its agencies or instrumentalities or to securities issued by other investment companies.

2. With respect to 75% of its total assets, acquire more than 10% of the outstanding voting securities of any issuer.

1. With respect to ~~75%~~50% of its total assets, invest in securities of any issuer if, immediately after such investment, more than 5% of the total assets of the Fund (taken at current value) would be invested in the securities of such issuer; provided that this limitation does not apply to obligations issued or guaranteed as to interest or principal by the U.S. government or its agencies or instrumentalities or to securities issued by other investment companies.

2. With respect to ~~75%~~50% of its total assets, acquire more than 10% of the outstanding voting securities of any issuer; provided that this limitation does not apply to obligations issued or guaranteed as to interest or principal by the U.S. government or its agencies or instrumentalities or to securities issued by other investment companies.

▶ What is the voting requirement for approving the Proposal?

Approving this Proposal requires the affirmative vote of a “majority of the outstanding voting securities” of the fund, which is defined under the 1940 Act to be the lesser of (a) more than 50% of the outstanding shares of the fund, or (b) 67% or more of the shares of the fund present (in person or by proxy) at the meeting if more than 50% of the outstanding shares of the fund are present at the meeting in person or by proxy.

▶ What is the plan for implementation if the Proposal is approved?

If shareholders approve the Proposal, it is anticipated that the change to the fund’s sub-classification from diversified to non-diversified and the related amendments to the fund’s fundamental investment policies regarding diversification would take effect on October 5, 2026, along with the repositioning. If shareholder approval is obtained after October 5, 2026, these changes would occur on the first day of the month following such approval.

▶ Why did the Investment Manager propose changes to your fund’s sub-classification?

The Investment Manager is seeking to change your fund’s diversification sub-classification because it believes the change would allow it to more effectively manage the fund in the best interest of the fund’s shareholders following the repositioning since it would allow the fund to invest more of its assets in the securities of fewer issuers in connection with the repositioned fund’s more focused investment approach. The Investment Manager believes that the repositioning would place the fund in a more commercially relevant product category and equip the fund’s investment team with a wider opportunity set to potentially drive more consistent long-term performance and that the proposed change in diversification status is integral to executing the repositioned fund’s investment approach.

▶ If the Proposal is approved, will there be other changes to the fund?

Yes, if the Proposal is approved, the fund is expected to be repositioned as a large-cap core equity fund without a focus on companies that the Investment Manager believes exhibit a commitment to financially material sustainable business practices, with changes to its name, investment policy and investment strategy. Specifically:

•

The fund will change from a “diversified” to a “non-diversified” fund. As a non-diversified fund, the fund will have flexibility (and will be expected) to concentrate its investments in a limited number of issuers. As a result, the fund’s portfolio will generally consist of fewer, but larger, portfolio holdings.

•	The fund’s name will change to “Putnam VT Focused U.S. Research Fund.”

•

The fund will be repositioned from a fund that invests mainly in common stocks of U.S. companies of any size, with a focus on companies that the Investment Manager believes exhibit a commitment to financially material sustainable business practices, to a fund that invests mainly in equity securities (growth or value stocks or both) of large and midsize companies that the Investment Manager believes have favorable investment potential. After the repositioning, the fund will no longer have a policy to focus on companies that the Investment Manager believes exhibit a commitment to financially material sustainable business practices.

•

On the Effective Date, the Investment Manager expects that the portfolio management team managing the fund will consist of Jacquelyne Cavanaugh, Robert Gray, William Rives, Kathryn Lakin and Matthew LaPlant.

▶ How do the fund’s principal investment strategies before and after the repositioning compare?

A comparison of the fund’s current principal investment strategies and its expected principal investment strategies following the repositioning is set forth below (deleted language is in strike-through text and new language is in bold text):

Current Principal Investment Strategies	Principal Investment Strategies Following the Repositioning

The fund invests mainly in common stocks of U.S. companies of any size, with a focus on companies that the Investment Manager, as defined below, believes exhibit a commitment to financially material sustainable business practices. The fund may also invest in non-U.S. companies. In evaluating investments for the fund, the Investment Manager views “financially material sustainable business practices” as business practices that it believes are reasonably likely to impact the financial condition or operating performance of a company and that relate to environmental, social, or corporate governance (“ESG”) issues. The Investment Manager identifies relevant ESG issues on a sector-specific basis using an internally developed materiality map, which is informed by the industry-specific financial materiality framework of the Sustainability Accounting Standards Board (“SASB,” now incorporated in the International Financial Reporting Standards Foundation). As part of this analysis, the Investment Manager may utilize metrics and information such as emissions data, carbon intensity, sources of energy used for operations, water use and re-use, water generation, waste diversion from landfill, employee safety and diversity data, supplier audits, product safety, board composition, and incentive compensation structures. Stocks of companies that exhibit a commitment to financially material sustainable business practices are typically, but not always, considered to be growth stocks. Growth stocks are stocks of companies whose revenues, earnings, or cash flows are expected to grow faster than those of similar firms, and whose business growth and other characteristics may lead to an increase in

The fund invests mainly in equity securities (growth or value stocks or both) of large and midsize~~common stocks of U.S. companies of any size, with a focus on~~ companies that the Investment Manager, as defined below, believes have favorable investment potential~~exhibit a commitment to financially material sustainable business practices. The fund may also invest in non-U.S. companies. In evaluating investments for the fund, the Investment Manager views “financially material sustainable business practices” as business practices that it believes are reasonably likely to impact the financial condition or operating performance of a company and that relate to environmental, social, or corporate governance (“ESG”~~) ~~issues. The Investment Manager identifies relevant ESG issues on a sector-specific basis using an internally developed materiality map, which is informed by the industry-specific financial materiality framework of the Sustainability Accounting Standards Board (“SASB,” now incorporated in the International Financial Reporting Standards Foundation). As part of this analysis, the Investment Manager may utilize metrics and information such as emissions data, carbon intensity, sources of energy used for operations, water use and re-use, water generation, waste diversion from landfill, employee safety and diversity data, supplier audits, product safety, board composition, and incentive compensation structures. Stocks of companies that exhibit a commitment to financially material sustainable business practices are typically, but not always, considered to be growth stocks. Growth stocks are stocks of companies whose revenues, earnings, or~~

stock price. The Investment Manager may consider, among other factors, a company’s sustainable business practices (as described above), valuation, financial strength, growth potential, competitive position in its industry, projected future earnings, cash flows and dividends when deciding whether to buy or sell investments. The fund may also invest in non-U.S. companies.

Under normal circumstances, the fund invests at least 80% of the value of its net assets in securities that meet the Investment Manager’s sustainability criteria. These criteria are based on a proprietary materiality map that is informed by the industry-specific financial materiality framework of SASB. In applying these criteria, the Investment Manager will assign each company a proprietary ESG rating ranging from 1 to 4 (1 indicating the highest (best) ESG rating and 4 indicating the lowest (worst) ESG rating). In order to meet the Investment Manager’s sustainability criteria for purposes of this investment policy, a company must be rated 2 or 1 by the Investment Manager. This policy is non-fundamental and may be changed only after 60 days’ notice to shareholders. In selecting each investment, the Investment Manager focuses on companies that have a demonstrated commitment to sustainable business practices in areas that are relevant and material to their long-term financial returns and risk profiles. The Investment Manager believes that companies that have exhibited such a commitment also often demonstrate potential for strong financial growth. This commitment may be reflected through ESG policies, practices, or outcomes. The fund’s approach to sustainable investing incorporates fundamental research together with consideration of ESG factors. Environmental factors include, for example, a company’s carbon intensity and use of resources like water or minerals. Sustainability measures in this area might include plans to reduce waste, increase

~~cash flows are expected to grow faster than those of similar firms, and whose business growth and other characteristics may lead to an increase in stock price~~. The Investment Manager may consider, among other factors, a company’s ~~sustainable business practices (as described above),~~ valuation, financial strength, growth potential, competitive position in its industry, projected future earnings, cash flows and dividends when deciding whether to buy or sell investments. Under normal circumstances, the fund invests at least 80% of its net assets (plus the amount of borrowings for investment purposes, if any) in equity securities of companies located in the United States. This policy may be changed only after 60 days’ notice to shareholders. The Investment Manager considers a company to be located in the United States if the company’s securities trade in the United States, the company is headquartered or organized in the United States or the company derives a majority of its revenues or profits in the United States. Equity securities include common stocks, preferred stocks, convertible securities, warrants, American Depositary Receipts (“ADRs”) and Global Depositary Receipts (“GDRs”). ~~The fund may also invest in non-U.S. companies.~~

The fund is “non-diversified,” which means it may invest a greater percentage of its assets in fewer issuers than a “diversified” fund. The fund expects to invest in a limited number of issuers.

~~Under normal circumstances, the fund invests at least 80% of the value of its net assets in securities that meet the Investment Manager’s sustainability criteria. These criteria are based on a proprietary materiality map that is informed by the industry-specific financial materiality framework of SASB. In applying these criteria, the Investment Manager will assign~~

recycling, raise the proportion of energy supply from renewable sources, or improve product design to be less resource intensive. Social factors include, for example, labor practices and supply chain management. Sustainability measures in this area might include programs to improve employee well-being, commitment to workplace equality and diversity, or improved stewardship of supplier relationships and working conditions. Corporate governance factors include, for example, board composition and executive compensation. Sustainability measures in this area might include improvements in board independence or diversity, or alignment of management incentives with the company’s strategic sustainability objectives. The Investment Manager’s integrated approach combines analysis of the growing body of ESG data and deep fundamental analysis and looks for companies that demonstrate leadership, beyond compliance, on relevant sustainability issues. The characteristics that the Investment Manager may use when considering sustainability leadership include:

(1) Material. Focused on strategic, business-relevant issues.

(2) Proactive. Actions that go beyond basic requirements to create potential business benefit.

(3) Transparent. Reporting that is relevant, timely, and candid.

(4) Effective. Creating benefits both within the firm and beyond its corporate borders.

~~each company a proprietary ESG rating ranging from 1 to 4 (1 indicating the highest (best) ESG rating and 4 indicating the lowest (worst) ESG rating). In order to meet the Investment Manager’s sustainability criteria for purposes of this investment policy, a company must be rated 2 or 1 by the Investment Manager. This policy is non-fundamental and may be changed only after 60 days’ notice to shareholders. In selecting each investment, the Investment Manager focuses on companies that have a demonstrated commitment to sustainable business practices in areas that are relevant and material to their long-term financial returns and risk profiles. The Investment Manager believes that companies that have exhibited such a commitment also often demonstrate potential for strong financial growth. This commitment may be reflected through ESG policies, practices, or outcomes. The fund’s approach to sustainable investing incorporates fundamental research together with consideration of ESG factors. Environmental factors include, for example, a company’s carbon intensity and use of resources like water or minerals. Sustainability measures in this area might include plans to reduce waste, increase recycling, raise the proportion of energy supply from renewable sources, or improve product design to be less resource intensive. Social factors include, for example, labor practices and supply chain management. Sustainability measures in this area might include programs to improve employee well-being, commitment to workplace equality and diversity, or improved stewardship of supplier relationships and working conditions. Corporate governance factors include, for example, board composition and executive compensation. Sustainability measures in this area might~~

~~include improvements in board independence or diversity, or alignment of management incentives with the company’s strategic sustainability objectives. The Investment Manager’s integrated approach combines analysis of the growing body of ESG data and deep fundamental analysis and looks for companies that demonstrate leadership, beyond compliance, on relevant sustainability issues. The characteristics that the Investment Manager may use when considering sustainability leadership include:~~

~~(1) Material. Focused on strategic, business-relevant issues.~~

~~(2) Proactive. Actions that go beyond basic requirements to create potential business benefit.~~

~~(3) Transparent. Reporting that is relevant, timely, and candid.~~

~~(4) Effective. Creating benefits both within the firm and beyond its corporate borders.~~

▶ Will the Proposal and the repositioning impact the risks of investment in the fund?

The implementation of the proposed change in the fund’s diversification status and the changes to the fund’s investment strategies contemplated by the repositioning will impact the risks of investing in the fund. If shareholders approve the Proposal, the fund will operate as a non-diversified fund following the repositioning, which means the gains and losses on a single investment may have a greater impact on the fund’s net asset value and may make the fund more volatile than more diversified funds. Additionally, following the repositioning, the fund will no longer be managed with a focus on investments that satisfy the Investment Manager’s sustainability criteria and, as such, “sustainable investing risk” will no longer be a principal risk of investing in the fund.

A comparison of the fund’s current principal risks and its expected principal risks following the implementation of the Proposal (assuming shareholder approval) and the repositioning is set forth below (deleted language is in strike-through text and new language is in bold text):

Current Principal Risks	Principal Risks Following the Repositioning

It is important to understand that you can lose money by investing in the fund.

Market risk: The value of investments in the fund’s portfolio may fall or fail to rise over extended periods of time for a variety of reasons, including general economic, political or financial market conditions, investor sentiment and market perceptions, government actions, geopolitical events or changes, outbreaks of infectious illnesses or other widespread public health issues, and factors related to a specific issuer, asset class, geography, industry or sector. These and other factors may lead to increased volatility and reduced liquidity in the fund’s portfolio holdings, may negatively impact the fund’s performance, and may exacerbate other risks to which the fund is subject.

Common stock risk: Common stock represents an ownership interest in a company. The value of a company’s stock may fall or fail to rise as a result of factors directly relating to that company, such as decisions made by its management or lower demand for the company’s products or services. A stock’s value may also fall because of factors affecting not just the company, but also other companies in the same industry or in a number of different industries, such as increases in production costs.

Growth stocks may be more susceptible to earnings disappointments and the market may not favor growth-style investing. These risks are generally greater for small and midsized companies. From time to time, the fund may

It is important to understand that you can lose money by investing in the fund.

Market risk: The value of investments in the fund’s portfolio may fall or fail to rise over extended periods of time for a variety of reasons, including general economic, political or financial market conditions, investor sentiment and market perceptions, government actions, geopolitical events or changes, outbreaks of infectious illnesses or other widespread public health issues, and factors related to a specific issuer, asset class, geography, industry or sector. These and other factors may lead to increased volatility and reduced liquidity in the fund’s portfolio holdings, may negatively impact thefund’s performance, and may exacerbate other risks to which the fund is subject.

Common stock risk: Common stock represents an ownership interest in a company. The value of a company’s stock may fall or fail to rise as a result of factors directly relating to that company, such as decisions made by its management or lower demand for the company’s products or services. A stock’s value may also fall because of factors affecting not just the company, but also other companies in the same industry or in a number of different industries, such as increases in production costs.

Companies whose stocks the Investment Manager believes are undervalued by the market may have experienced adverse business developments or may be subject to special risks that have caused their invest a significant portion of its assets in companies in one or more related industries or sectors, which would make the fund more vulnerable to adverse developments affecting those industries or sectors.

Foreign investments risk: The value of international investments traded in foreign currencies may be adversely impacted by fluctuations in exchange rates. International investments, particularly investments in emerging markets, may carry risks associated with potentially less stable economies or governments (such as the risk of seizure by a foreign government, the imposition of economic sanctions or currency or other restrictions, or high levels of inflation), and may be or become illiquid.

Sustainable investing risk: Investing with a focus on companies that exhibit a commitment to sustainable practices may result in the fund investing in certain types of companies, industries or sectors that the market may not favor. In evaluating an investment opportunity, the Investment Manager may make investment decisions without the availability of optimal ESG-related data or based on information and data that is incomplete or inaccurate. Sustainability and ESG factors are not uniformly defined and applying such factors involves subjective assessments. Sustainability and ESG scorings and assessments of issuers can vary across third-party data providers and may change over time. The Investment Manager does not rely exclusively on third party data providers in evaluating ESG criteria. ESG information from third party providers may be incomplete, inaccurate or unavailable. In addition, a company’s business practices, products or services may change over time. As a result of these possibilities, among others, the fund may temporarily hold securities that are stocks to be out of favor. Growth stocks may be more susceptible to earnings disappointments ~~and the market may not favor growth-style investing~~, and value stocks may fail to rebound.

The fund will be more susceptible to these risks than other funds because it concentrates its investments in a limited number of issuers or sectors, and the fund may perform poorly as a result of adverse developments affecting those issuers or sectors. These risks are generally greater for small and ~~midsized~~midsize companies.

Industry or sector concentration risk: From time to time, the fund may invest a significant portion of its assets in companies in one or more related industries or sectors, which would make the fund more vulnerable to adverse developments affecting those industries or sectors. For example, the fund may invest a significant portion of its assets in companies in the information technology sector that may be significantly affected by technological obsolescence or innovation, short product cycles, falling prices and profits, competitive pressures and general market conditions.

Non-diversified risk: As a non-diversified fund, the fund invests in fewer issuers and is more vulnerable than a more broadly diversified fund to fluctuations in the values of the securities it holds. Moreover, the gains and losses on a single investment may have a greater impact on the fund’s net asset value and may make the fund more volatile than more diversified funds.

~~Foreign investments risk: The value of international investments traded in foreign currencies may be adversely impacted by fluctuations in exchange rates. International~~

inconsistent with the Investment Manager’s sustainable investment criteria. Regulatory changes or interpretations regarding the definitions and/or use of ESG or other sustainability criteria could have a material adverse effect on the fund’s ability to invest in accordance with its investment policies and/or achieve its investment objective, as well as the ability of certain classes of investors to invest in funds, such as the fund, whose strategies include ESG or other sustainability criteria.

Large shareholder transaction risk: The fund is subject to the risk that shareholders will purchase or redeem large quantities of shares of the fund. The fund may be an investment option for mutual funds that are managed by the Investment Manager and its affiliates as “funds of funds.” Additionally, other investors from time to time may make substantial investments in the fund. Such shareholders may at times be considered to control the fund. In addition, a large number of shareholders may collectively purchase or redeem fund shares in large amounts rapidly or unexpectedly. Large shareholder transactions may adversely affect the fund’s liquidity and net assets. These redemptions may also adversely affect the fund’s performance if the fund is forced to sell securities, which may also increase the fund’s brokerage costs.

Management and operational risk: There is no guarantee that the investment techniques, analyses, or judgments that the Investment Manager applies in making investment decisions for the fund will produce the intended outcome or that the investments selected for the fund will perform as well as other securities that were not selected for the fund. The Investment Manager, or the fund’s other service providers, may experience

~~investments, particularly investments in emerging markets, may carry risks associated with potentially less stable economies or governments (such as the risk of seizure by a foreign government, the imposition of economic sanctions or currency or other restrictions, or high levels of inflation), and may be or become illiquid.~~

~~Sustainable investing risk: Investing with a focus on companies that exhibit a commitment to sustainable practices may result in the fund investing in certain types of companies, industries or sectors that the market may not favor. In evaluating an investment opportunity, the Investment Manager may make investment decisions without the availability of optimal ESG-related data or based on information and data that is incomplete or inaccurate. Sustainability and ESG factors are not uniformly defined and applying such factors involves subjective assessments. Sustainability and ESG scorings and assessments of issuers can vary across third- party data providers and may change over time. The Investment Manager does not rely exclusively on third party data providers in evaluating ESG criteria. ESG information from third party providers may be incomplete, inaccurate or unavailable. In addition, a company’s business practices, products or services may change over time. As a result of these possibilities, among others, the fund may temporarily hold securities that are inconsistent with the Investment Manager’s sustainable investment criteria. Regulatory changes or interpretations regarding the definitions and/or use of ESG or other sustainability criteria could have a material adverse effect on the fund’s ability to invest in accordance with its investment policies and/or achieve its~~

disruptions or operating errors that could negatively impact the fund.

The fund may not achieve its goal, and it is not intended to be a complete investment program. An investment in the fund is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

~~investment objective, as well as the ability of certain classes of investors to invest in funds, such as the fund, whose strategies include ESG or other sustainability criteria.~~

Large shareholder transaction risk: The fund is subject to the risk that shareholders will purchase or redeem large quantities of shares of the fund. ~~The fund may be an investment option for mutual funds that are managed by the Investment Manager and its affiliates as “funds of funds.” Additionally, other i~~Investors from time to time may make substantial investments in the fund. Such shareholders may at times be considered to control the fund. In addition, a large number of shareholders may collectively purchase or redeem fund shares in large amounts rapidly or unexpectedly. Large shareholder transactions may adversely affect the fund’s liquidity and net assets. These redemptions may also adversely affect the fund’s performance if the fund is forced to sell securities, which may also increase the fund’s brokerage costs.

Management and operational risk: There is no guarantee that the investment techniques, analyses, or judgments that the Investment Manager applies in making investment decisions for the fund will produce the intended outcome or that the investments selected for the fund will perform as well as other securities that were not selected for the fund. The Investment Manager, or the fund’s other service providers, may experience disruptions or operating errors that could negatively impact the fund.

The fund may not achieve its goal, and it is not intended to be a complete investment program. An investment in the fund is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

▶ Why is the fund being repositioned?

The Investment Manager is seeking to reposition the fund because it believes that it would allow it to more effectively manage the fund in the best interests of the fund’s shareholders. The repositioning may enhance the fund’s long-term return potential given that it provides the fund’s portfolio managers with greater flexibility with regard to security selection, such as through providing greater flexibility to invest more of its assets in the securities of fewer issuers. The Investment Manager also believes that removal of the fund’s sustainability focus will improve the management team’s investment flexibility and that the repositioning may enhance the fund’s commercial opportunity (i.e., the likelihood that the fund would be placed on additional broker dealer platforms and/or attract additional assets). An increase in the size of the fund may lead to a decline in the fund’s operating expenses as a percentage of net assets as a result of the sharing of fixed costs over a larger asset base.

▶ Is shareholder approval of the repositioning required?

While shareholder approval is not required for the changes to the fund’s name and certain of the investment strategies contemplated by the repositioning, because the repositioned fund, as part of its new investment strategies, intends to operate as a “non-diversified” fund (thereby requiring a change in its sub-classification under the 1940 Act from “diversified” to “non-diversified”), the Proposal must be approved for the repositioned fund to be able to execute its new investment strategies. Therefore, the repositioning will not occur if the Proposal is not approved.

▶ When will the repositioning take effect?

If shareholders approve the Proposal at the meeting on September 30, 2026, then all of the changes contemplated by the repositioning are expected to become effective on the Effective Date.

▶ If the Proposal is not approved, will there be other changes to the fund?

No. If shareholders do not approve the fund becoming non-diversified, the fund would continue to be managed as a diversified fund under its current fundamental investment policies regarding diversification of investments. In addition, the repositioning would not occur, and the Investment Manager may consider other long-term strategic options for the fund.

▶ Who is bearing the costs associated with the Proposal, including proxy-related costs?

The expenses associated with the preparation of the proxy statement and related materials, including printing, delivery and solicitation costs, will be borne by the Investment Manager.

If the Proposal is approved, the fund is expected to be repositioned as a large-cap core equity fund without a focus on companies that the Investment Manager believes exhibit a commitment to financially material sustainable business practices, as described above. In connection with this, as described above in response to “If the Proposal is approved, will there be other changes to the fund?”, the Investment Manager expects that approximately 40% of the fund’s investments will be sold and reinvested in securities consistent with the fund’s strategy as Putnam VT Focused U.S. Research Fund. As of June 25, 2026, the Investment Manager expected that these transactions, which are anticipated to occur in connection with the repositioning of the fund, would result in brokerage commissions or other transaction costs of approximately 0.6 basis points. Depending on market conditions at the time, these transactions could also result in the realization of capital gains distributable to shareholders, whether net long-term capital gains taxable as such, or short-term capital gains taxable as ordinary income. Based on current estimates arising from projected sales of securities by the fund in connection with its repositioning (based on the projected size of the fund’s portfolio immediately preceding the repositioning), such transactions are expected to result in aggregate net capital gains of approximately $63,000,000 (or 6.9% of the fund’s net assets) and per-share net capital gains of $3.02.

▶ What are the Trustees recommending?

The Trustees of your fund, including all of the Independent Trustees, unanimously recommend that shareholders approve a change to your fund’s sub-classification under the 1940 Act from “diversified” to “non-diversified.”

Further Information About Voting and the Special Meeting

Location. As part of our effort to maintain a safe and healthy environment at the Special Meeting, your fund and the Trustees are closely monitoring statements issued by the Centers for Disease Control and Prevention (cdc.gov). For that reason, the Trustees reserve the right to reconsider the date, time and/or means of convening your fund’s meeting. Subject to any restrictions imposed by applicable law, the Trustees may choose to conduct the meeting solely by means of remote communications, or may hold a “hybrid” meeting where some participants attend in person and others attend by means of remote communications. If the Trustees choose to change the date, time and/or means of convening your fund’s meeting, the fund will announce the decision to do so in advance, and details on how to participate will be issued by press release and filed with the SEC as additional proxy material. Attendees are also encouraged to review guidance from public health authorities on this issue.

Meeting Quorum and Methods of Tabulation. Shareholders of all classes vote together as a single class. Thirty percent of the shares entitled to vote constitutes a quorum for the transaction of business with respect to the Proposal.

Votes cast by proxy or in person at the Special Meeting will be counted by persons your fund appoints as tellers for the meeting. The tellers will count the total number of votes cast “for” approval of the Proposal for purposes of determining whether sufficient affirmative votes have been cast. Shares represented by proxies that reflect abstentions will be counted as shares that are present and entitled to vote on the Proposal for purposes of determining the presence of a quorum. Abstentions have the effect of votes against the Proposal. Because broker-dealers (in the absence of specific authorization from their customers) are not expected to have discretionary authority to vote on the Proposal, any shares owned beneficially by their customers, there are unlikely to be any “broker non-votes” (i.e., shares held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or the persons entitled to vote and (ii) the broker or nominee does not have discretionary voting power on a particular matter) at the Special Meeting. Broker non-votes would otherwise have the same effect as abstentions (that is, they would be treated as being present and entitled to vote on the Proposal for purposes of determining the presence of a quorum, and as if they were votes against the Proposal).

Shareholders who object to the Proposal will not be entitled under Massachusetts law or your fund’s Amended and Restated Agreement and Declaration of Trust (“Declaration of Trust”) to demand payment for, or an appraisal of, their shares.

As of the Record Date, the fund had the following shares outstanding:

Class	Number of shares outstanding

Class IA	[ ]

Class IB	[ ]

Share Ownership. At [  ], 2026, the officers and Trustees of the fund as a group owned [less than 1% of the outstanding shares of each class of the fund, and, except as noted below, no person owned of record or to the knowledge of the fund beneficially 5% or more of any class of shares of the fund].

Class	Shareholder name and address	Holdings	Percentage owned

IA	[ ]	[ ]	[ ]

IB	[ ]	[ ]	[ ]

Other business. The Trustees know of no matters other than those described in this proxy statement to be brought before the meeting. If, however, any other matters properly come before the meeting, proxies will be voted on these matters in accordance with the judgment of the persons named in the enclosed proxy card.

Voting process. As of the Record Date, certain insurance companies (each an “Insurance Company”) were shareholders of record of the fund. Each Insurance Company will vote shares of the fund held by it in accordance with voting instructions received from variable annuity contract and variable life insurance policy owners (collectively, the “Contract Owners”) for whose accounts the shares are held. Accordingly, this proxy statement is also intended to be used by each Insurance Company in obtaining these voting instructions from Contract Owners.

Solicitation of proxies. In addition to soliciting proxies and voting instructions by mail, the Trustees of your fund and employees of the Investment Manager, Putnam Investor Services,

Inc. (“Putnam Investor Services”), Putnam Retail Management Limited Partnership and the Insurance Companies may solicit voting instructions from Contract Owners in person, by telephone, or by other means. Your fund may arrange to have a proxy solicitation firm call you to record your voting instructions by telephone. The procedures for solicitation of proxies and voting instructions by telephone are designed to authenticate Contract Owners’ identities, to allow them to authorize the voting of their units in accordance with their instructions, and to confirm that their instructions have been properly recorded. Your fund has been advised by counsel that these procedures are consistent with the requirements of applicable law. Contract Owners would be called at the phone number the Investment Manager or Putnam Investor Services, the fund’s investor servicing agent, has in its records for their accounts (or that the Investment Manager or Putnam Investor Services obtains from the Insurance Companies) and would be given an opportunity to give their instructions. To ensure that the Contract Owners’ instructions have been recorded correctly, they will also receive a confirmation of their instructions in the mail. A special toll-free number will be available in case the information contained in the confirmation is incorrect. If these procedures were subject to a successful legal challenge, such votes would not be counted at the special meeting. Your fund is unaware of any such challenge at this time.

Contract Owner instructions. Each Contract Owner is entitled to instruct his or her Insurance Company as to how to vote its shares and can do so by marking voting instructions on the ballot enclosed with this proxy statement and then signing, dating and mailing the ballot in the envelope provided. If a ballot is not marked to indicate voting instructions, but is signed, dated and returned, it will be treated as an instruction to vote the shares in accordance with the Trustees’ recommendations. Each Insurance Company will vote the shares for which it receives timely voting instructions from Contract Owners in accordance with those instructions and will vote those shares for which it receives no timely voting instructions for and against approval of the Proposal, and as an abstention, in the same proportion as the shares for which it receives voting instructions. Shares attributable to accounts retained by each Insurance Company will be voted in the same proportion as votes cast by Contract Owners. Accordingly, there are not expected to be any “broker non-votes.” One effect of this system of proportional voting is that, if only a small number of Contract Owners provide voting instructions, this small number of Contract Owners may determine the outcome of the vote for the fund.

Contract Owners have the opportunity to submit their voting instructions via the Internet by utilizing a program provided by a third-party vendor selected by the Investment Manager or by automated telephone service. To give voting instructions online using the Internet, please access the Internet address listed on the proxy card and follow the instructions on the Internet site. To record your voting instructions via automated telephone service, use the toll-free number listed on your proxy card. The Internet and telephone voting procedures are designed to authenticate Contract Owners’ identities, to allow Contract Owners to give their voting instructions, and to confirm that their instructions have been recorded properly.

A Contract Owner who wishes to participate in the meeting in person should contact his or her Insurance Company for further information regarding how to vote at the meeting.

Revocation of instructions. Any Contract Owner giving instructions to an Insurance Company has the power to revoke such instructions by mail by providing superseding instructions. All properly executed instructions received in time for the special meeting will be voted as specified in the instructions.

Revocation of proxies. Proxies, including proxies given by telephone or over the Internet, may be revoked by an Insurance Company at any time before they are voted either (i) by a written revocation received by the Clerk of your fund, (ii) by properly executing a later-dated proxy, (iii) by recording later-dated voting instructions by telephone or via the Internet, or (iv) by attending the special meeting and voting in person.

Expenses of the solicitation. For managing your fund’s proxy campaign, EQ Financial Services will receive a proxy management fee of $5,000 plus reimbursement for out-of-pocket expenses. EQ Financial Services will also receive fees in connection with assembling, mailing, and transmitting the notice of meeting, proxy statement and related materials on behalf of your fund, tabulating those votes that are received, and any solicitation of additional votes. In addition, banks, brokers, or other financial intermediaries holding shares as nominees will be reimbursed, upon request, for their reasonable expenses in sending solicitation materials to the principals of the accounts and tabulating those instructions that are received. While fees paid will vary based on the level of additional solicitation necessary to achieve quorum and shareholder approval, the total costs of the proxy campaign (excluding the proxy management fee paid to EQ Financial Services as noted above) are estimated to be approximately $135,000.00. The expenses associated with the preparation of the proxy statement and related materials, including printing, delivery and solicitation costs, will be borne by the Investment Manager.

Date for receipt of shareholders’ proposals for subsequent meetings of shareholders. Your fund does not regularly hold an annual shareholder meeting, but may from time to time schedule a special meeting. In accordance with the regulations of the SEC and the fund’s governing documents, in order to be eligible for inclusion in the fund’s proxy statement for a meeting, a shareholder proposal must be received a reasonable time before the fund prints and mails its proxy statement.

The Board Policy and Nominating Committee of the Board of Trustees, which consists only of Independent Trustees, will also consider nominees recommended by shareholders of the fund to serve as Trustees. A shareholder must submit the names of any such nominees in writing to the fund, to the attention of the Clerk, at the address of the principal offices of the fund.

If a shareholder who wishes to present a proposal at a special shareholder meeting fails to notify the fund within a reasonable time before the fund mails its proxy statement, the persons named as proxies will have discretionary authority to vote on the shareholder’s proposal if it is properly brought before the meeting. If a shareholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the SEC’s proxy rules. All shareholder proposals must also comply with other requirements of the SEC’s rules and the fund’s Declaration of Trust and Amended and Restated Bylaws (“Bylaws”).

Postponement and adjournment. To the extent permitted by your fund’s Declaration of Trust and Bylaws, any meeting of shareholders may be postponed or cancelled by the Trustees upon public notice prior to the time scheduled for the meeting.

In addition to any ability that the persons named as proxy may have to propose and/or vote on an adjournment of any meeting of shareholders as described below, to the extent permitted by your fund’s Declaration of Trust and Bylaws, any meeting of shareholders may, by action of the chair of the meeting, be adjourned from time to time without further notice (other than announcement at the meeting at which the adjournment is taken) with respect to one or more matters to be considered at the meeting to a designated date (which may be more than 120 days after the date initially set for the meeting), time and place, whether or not a quorum is present with respect to the matter. Upon motion of the chair of the meeting, the question of adjournment may, but need not, be submitted to a vote of the shareholders, and in that case, any adjournment with respect to one or more matters must be approved by the vote of holders of a majority of the shares present and entitled to vote with respect to the matter or matters to be adjourned and, if approved, such adjournment shall take place without further notice (other than announcement at the meeting at which the adjournment is taken). If the quorum required for the meeting has not been met, the persons named as proxies may propose adjournment of the meeting and vote all shares that they are entitled to vote in favor of such adjournment. If the quorum required for the meeting has been met, but sufficient votes in accordance with the Trustees’ recommendation are not received by the time scheduled for the meeting, the persons named as proxies may also propose adjournment of the meeting in order to permit solicitation of additional proxies. The persons named as proxies will vote in favor of adjournment those proxies that they are entitled to vote in accordance with the Trustees’ recommendation. They will vote against adjournment those proxies required to be voted contrary to the Trustees’ recommendation. Unless a proxy is otherwise limited in this regard, any shares present and entitled to vote at a meeting that are represented by broker non-votes, if any, may, at the discretion of the proxies named therein, be voted in favor of such an adjournment. Adjournments may be proposed for a reasonable period or periods to permit further solicitation of proxies or for any other reason. The Investment Manager will bear the costs of any additional solicitation and of any adjourned session.

Duplicate mailings. As permitted by SEC rules, the Investment Manager’s policy is to send a single copy of the proxy statement to shareholders who share the same last name and address, unless a shareholder previously has requested otherwise. Separate proxy cards will be included with the proxy statement for each account registered at that address. If you would prefer to receive your own copy of the proxy statement, please contact Putnam Investor Services by phone at 1-800-225-1581 or by mail at P.O. Box 219697, Kansas City, MO 64121-9697.

Financial information. Your fund’s Clerk will furnish to you, upon request and without charge, a copy of the fund’s annual report for its most recent fiscal year, and a copy of its semiannual report for any subsequent semiannual period. You may direct these requests to Putnam Investor Services, P.O. Box 219697, Kansas City, MO 64121-9697 or by phone at 1-800-225-1581. You may also access copies of these reports by visiting the fund’s website at https://www.franklintempleton.com/investments/options/variable-investment-options/products/38927/IA/putnam-vt-sustainable-leaders-fund.

Fund Information

Putnam Investment Management, LLC. Putnam Management, 100 Federal Street, Boston, MA 02110, is the fund’s investment manager, responsible for making investment decisions for the fund and managing the fund’s other affairs and business. Putnam Management is an indirect, wholly-owned subsidiary of Franklin Resources, Inc. (“Resources”). Together, Putnam Management and its affiliates manage, as of [ ], $[X.XX] trillion in assets, and have been in the investment management business since 1947.

Franklin Advisers, Inc. Under an agreement with the Investment Manager, Franklin Advisers, Inc., One Franklin Parkway, San Mateo, CA 94403-1906, serves as the fund’s sub-adviser, responsible for providing certain advisory and related services. Franklin Advisers is a wholly-owned subsidiary of Resources. The Investment Manager (and not the fund) will pay a monthly fee to Franklin Advisers based on the costs of Franklin Advisers in providing these services to the fund, which may include a mark-up determined and revised from time to time in accordance with Franklin Templeton’s transfer pricing policy, in line with applicable tax/transfer pricing regulations, but not to exceed 15% over such costs.

Franklin Templeton Investment Management Limited. The Investment Manager has retained Franklin Templeton Investment Management Limited (“FTIML”), Cannon Place, 78 Cannon Street, London, EC4N 6HL, England, to make investment decisions for such fund assets as may be designated from time to time by the Investment Manager. FTIML is not currently managing any fund assets. If FTIML were to manage any fund assets, the Investment Manager (and not the fund) would pay a monthly sub-management fee to FTIML for its services at the annual rate of 0.25% of the average net asset value of any fund assets managed by FTIML. FTIML is an indirect subsidiary of Resources.

Franklin Distributors, LLC. The fund has an underwriting agreement relating to the fund with Franklin Distributors, LLC (the “Distributor”), an indirect, wholly-owned broker/dealer subsidiary of Resources. The Distributor’s address is One Franklin Parkway, San Mateo, CA 94403-1906.

Putnam Investor Services, Inc. Putnam Investor Services serves as your fund’s investor servicing agent. Putnam Investor Services is an indirect wholly-owned subsidiary of Resources. The address of Putnam Investor Services is 100 Federal Street, Boston, Massachusetts 02110.

Limitation of Trustee liability. Your fund’s Declaration of Trust provides that the fund will indemnify its Trustees and officers against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the fund, except if it is determined in the manner specified in the Declaration of Trust that they have not acted in good faith, have not acted in the reasonable belief that their actions were in the best interests of the fund or at least were not opposed to the best interests of the fund, or had reasonable cause to believe their actions were unlawful in the case of a criminal proceeding, or that such indemnification would relieve any officer or Trustee of any liability to the fund or its shareholders arising by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of his or her duties. Your fund, at its expense, provides liability insurance for the benefit of its Trustees and officers.

Officers and other information. The other officers of the fund, in addition to Robert L. Reynolds, the fund’s President and an interested Trustee of the fund, are shown below. All of the officers of your fund listed below are employees of the Investment Manager or its affiliates or are members of the Trustees’ independent administrative staff.

Name, Address[1], Year of Birth, Position(s) Held with Fund	Length of Service with the Putnam Funds[2]	Principal Occupation(s) During Past 5 Years and Position(s) with Fund’s Investment Adviser and Distributor[3]

Jonathan S. Horwitz[4] (Born 1955) Executive Vice President, Principal Executive Officer, and Compliance Liaison	Since 2004	Executive Vice President, Principal Executive Officer, and Compliance Liaison, The Putnam Funds.

Alexander Y. Kymn (Born 1973) Vice President and Chief Legal Officer	Since September 2025	Associate General Counsel, Franklin Templeton; officer of certain funds in the Franklin Templeton fund complex; and formerly, Senior Counsel, Wells Fargo (banking) and officer of certain funds in Wells Fargo complex (2018-2019).

James F. Clark[3] (Born 1974) Vice President and Chief Compliance Officer	Since 2016	Chief Compliance Officer, Putnam Holdings and Putnam Management (2016 – Present). Associate General Counsel,Putnam Investments, Putnam Management and Putnam Retail Management Limited Partnership (2003-2015).

Michael J. Higgins[4] (Born 1976) Vice President, Treasurer, and Clerk	Since 2010	Vice President, Treasurer, and Clerk, The Putnam Funds.

Kelley Hunt (Born 1984) AML Compliance Officer	Since 2024	Manager, U.S. Financial Crime Compliance, Franklin Templeton.

Jeffrey White (Born 1971) Vice President, Principal Financial Officer, Principal Accounting Officer, and Assistant Treasurer	Since 2024	Vice President, Fund Administration and Reporting, Franklin Templeton.

Denere P. Poulack[4] (Born 1968) Assistant Vice President, Assistant Clerk, and Assistant Treasurer	Since 2004	Assistant Vice President, Assistant Clerk, and Assistant Treasurer, The Putnam Funds.

1 The address of each officer, other than as noted below, is 100 Federal Street, Boston, MA 02110. Ms. Hunt’s address is 100 Fountain Parkway, St. Petersburg, FL 33716. Messrs. Kymn’s and White’s address is One Franklin Parkway, San Mateo, CA 94403.

2 Each officer serves for an indefinite term, until his or her resignation, retirement, death, or removal.

3 Prior positions and/or officer appointments with the fund or the fund’s investment adviser have been omitted.

4 Officers of the fund indicated are members of the Trustees’ independent administrative staff. Compensation for these individuals is fixed by the Trustees and reimbursed to the Investment Manager by the funds, except in certain cases where a fund has a unitary fee and/or expense limitation arrangement whereby the Investment Manager is responsible for all or a portion of these individuals’ compensation.

VOTER PROFILE:Voter ID: Voter ID: XXXXXXXX Security ID: XXXXXXXXX Shares to Vote: 0,000.000 Household ID: 000000000 **please call the phone number to the right for more information VOTE REGISTERED TO: YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. PLEASE CAST YOUR PROXY VOTE TODAY PROXY CARD MEETING AGENDA on reverse side Vote by Internet: Go to the website below and enter your control number, or simply use your smart phone to scan this QR code. Vote.proxyonline.com/franklin/22519 Vote by Phone: Call (888) 227-9349 for automated touch-tone service or the number below to speak with a representative. (800) 829-6551 Toll Free Vote by Mail: Complete the reverse side of this proxy card and return it in the envelope provided. USPS Postage-Paid Envelope Bar Code CUSIP: SHAREHOLDER PRIVACY: To ensure your privacy there is no personal information required to view or request proxy materials and/or vote. The control number listed above is a unique identifier created for this proxy and this proxy only. It is not linked to your account number nor can it be used in any other manner other than this proxy. PUTNAM VT SUSTAINABLE LEADERS FUND PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON SEPTEMBER 30, 2026 The undersigned hereby appoints Stephen Aspromonte, Rosemary D. Emmens, Tara E. Gormel, Benjamin Hinceman, Jeanne M. Kelly, Todd Lebo, Thomas C. Mandia, Marc A. De Oliveria, Bryan C. Sutherland and Jane E. Trust and each of them, proxies of the undersigned with full power of substitution to vote all shares of the Putnam VT Sustainable Leaders Fund (the “Fund”) that the undersigned is entitled to vote at the Fund’s Special Meeting of Shareholders (“Meeting”) to be held at 11:00 a.m. (Eastern time) on September 30, 2026, or at any adjournment or postponement thereof. This meeting will be conducted at the offices of Franklin Templeton Investments, 100 Federal St., Boston, Massachusetts 02110. The votes entitled to be cast by the undersigned will be voted as instructed on the reverse side. The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and of the accompanying Proxy Statement (the terms of each of which are incorporated by reference herein) and revokes any proxy previously given with respect to the Meeting. Do you have questions? If you have any questions about how to vote your proxy or about the Meeting in general, please call toll-free (800) 829-6551. Representatives are available to assist you Monday through Friday, from 9 a.m. to 10 p.m., Eastern time. IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON SEPTEMBER 30, 2026. THE PROXY STATEMENT AND THE ACCOMPANYING NOTICE OF SPECIAL MEETING OF SHAREHOLDERS ARE AVAILABLE AT: https://vote.proxyonline.com/franklin/docs PUTNAM VT SUSTAINABLE LEADERS FUND NOTE: PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR(S) ON THIS PROXY CARD. If joint owners, EITHER may sign this Proxy Card. When signing as attorney, executor, administrator, trustee, guardian, or custodian for a minor, please give your full title. When signing on behalf of a corporation or as a partner for a partnership, please give the full corporate or partnership name and your title, if any. SIGNATURE (AND TITLE IF APPLICABLE) DATE SIGNATURE (IF HELD JOINTLY) DATE

This proxy is solicited on behalf of the Board of Trustees of Putnam Variable Trust, on behalf of Putnam VT Sustainable Leaders Fund. The Board unanimously recommends that you vote “FOR” the proposal. The proxy will be voted as specified by the undersigned. If no specification is made for the proposals, this proxy shall be voted FOR the proposal. If any other matters properly come before the Meeting to be voted on, the proxy holders will vote, act and consent on those matters in accordance with their judgment of the best interests of the Fund. THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE FOR THE FOLLOWING: TO VOTE, MARK CIRCLE IN BLUE OR BLACK INK. Example: PROPOSAL: FOR AGAINST ABSTAIN 1. Approving a change to your Fund’s sub-classification under the Investment Company Act of 1940, as amended, from “diversified” to “non-diversified.” You can vote on the internet, by telephone or by mail. Please see the reverse side for instructions. PLEASE VOTE ALL YOUR BALLOTS IF YOU RECEIVED MORE THAN ONE BALLOT. REMEMBER TO SIGN AND DATE ABOVE BEFORE MAILING IN YOUR VOTE. THIS PROXY CARD IS VALID ONLY WHEN IT IS SIGNED AND DATED. THANK YOU FOR CASTING YOUR VOTE.